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                                                                      Exhibit II

                 VOTING, SUPPORT AND INDEMNIFICATION AGREEMENT


                 AGREEMENT, dated June 6, 1997 (this "Agreement"), by and among SAFECO Corporation, a Washington corporation ("Acquiror"), and Lincoln National Corporation, an Indiana corporation, on behalf of itself and any of its subsidiaries that may own any Common Stock (as defined below), collectively (the "Shareholder").

                              W I T N E S S E T H:

                 WHEREAS, concurrently herewith, Acquiror and American States Financial Corporation, an Indiana corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement) pursuant to which a subsidiary of Acquiror will be merged with and into the Company (the "Merger");

                 WHEREAS, Shareholder owns 50 million shares (the "Shares"), no par value, of common stock of the Company ("Common Stock"); and

                 WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Acquiror has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                 1. Provisions Concerning Shares. (a) The Shareholder hereby agrees that during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 7 hereof, at any meeting of the holders of shares of Common Stock, however called, or in connection with any written consent of the holders of shares of Common Stock, it shall vote (or cause to be voted) the Shares held of record or Beneficially Owned (as defined below) by it, whether heretofore owned or hereafter acquired,
(i) in favor of the adoption of the Merger Agreement and any actions required in furtherance thereof and hereof; (ii) against any





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action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement (after giving effect to any materiality or similar qualifications contained therein); and (iii) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company;
(C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Articles of Incorporation or By-Laws;
(3) any other material change in the Company's corporate structure or business; or (4) any other action which, in the case of each of the matters referred to in clauses C (1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Shareholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in Section 1 or 3 hereof. For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

                 (b) In furtherance of the foregoing, (i) the Shareholder hereby appoints Acquiror and the proper officers of Acquiror, and each of them, with full power of substitution in the premises, its proxies to vote all Shares at any meeting, general or special, of the shareholders of the Company, and to execute one or more written consents or other instruments from time to time in order to take such action without the necessity of a meeting of the shareholders of the Company, in accordance with the provisions of the preceding paragraph and (ii) Acquiror hereby agrees to vote such Shares or execute written consents or other instruments in accordance with the provisions of the preceding paragraph. The proxy and power of attorney granted herein shall be irrevocable during the term specified in Section 7 hereof, shall be deemed to be coupled with an interest and shall revoke all prior proxies granted by the Shareholder. The Shareholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void ab initio. The agency granted herein shall survive the insolvency or bankruptcy of the Shareholder.

                 (c) The foregoing voting provisions are subject in all respects to the receipt of any required state insurance department approvals.





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                 2.       Prepayment of Debt.  As contemplated by the Merger
Agreement, on the Closing Date, (i) Acquiror shall pay to the Shareholder the respective amounts of the Assumed Debt Prepayment and the Term Note Prepayment by wire transfer of immediately available funds to an account designated by the Shareholder, (ii) the Shareholder shall take any and all action necessary or appropriate on its part to terminate that certain Assumption Agreement dated May 16, 1996, between the Shareholder and the Company, relating to the outstanding 7 1/8% notes due July 15, 1999, originally issued to the public by the Shareholder on July 15, 1992, and (iii) the Shareholder shall surrender to the Company for cancellation that certain Term Note due August 15, 1999, issued by the Company on May 16, 1996.





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         3.      Other Covenants, Representations and Warranties.  The
Shareholder hereby agrees, represents and warrants as to itself to Acquiror as follows:


                 (a) Ownership of Shares. The Shareholder is the Beneficial Owner of 50 million Shares. On the date hereof, such Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Shareholder. The Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and, subject to the receipt of any required state insurance department approvals sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Shares, with no limitations, qualifications or restrictions on such rights.

                 (b) Power; Binding Agreement. The execution, delivery and performance by the Shareholder of this Agreement are within the Shareholder's corporate powers and have been duly authorized by all necessary corporate action on the part of the Shareholder. The execution, delivery and performance of this Agreement by the Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the receipt of any required state insurance department approvals.

                 (c) No Conflicts. (A) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Shareholder and, except for any required state insurance department approvals, the consummation by it of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Shareholder, the consummation by it of the transactions contemplated hereby or compliance by it with any of the provisions hereof shall (1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which it or any of its properties or assets may be bound, or (2) subject to the receipt of any required state insurance department approvals, violation any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to it or any of its properties or assets.

                 (d) No Solicitation. From and after the date hereof and continuing until this provision terminates pursuant to Section 7 hereof, the Shareholder shall immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal. The Shareholder shall not, directly or indirectly, through any officer, director, employee, representative or agent or any of its Subsidiaries, (i) solicit,





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initiate or encourage any Acquisition Proposal, (ii) engage in negotiations or discussions concerning or provide any nonpublic information to any person or entity relating to, any Acquisition Proposal or (iii) agree to or approve any Acquisition Proposal.

                 (e) Restriction on Transfer, Proxies and Non-Interference. The Shareholder shall not, directly or indirectly, during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 7 hereof: (i) except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of its Shares or any interest therein (provided, however, the Shareholder may transfer, by sale, exchange or capital contribution, Shares to any of its directly or indirectly wholly owned subsidiaries if prior to such transfer such subsidiary becomes a party to this Agreement); (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling it from performing its obligations under this Agreement.

                 (f) Indiana Takeover Laws. The execution of this Agreement and the transactions contemplated hereby are exempt from all statutes of the State of Indiana that purport to limit or restrict business combinations or the ability to acquire or to vote shares and from all applicable charter or contractual provisions containing change of control or anti-takeover provisions.

                 (g) Reliance by Acquiror. The Shareholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

                 (h) Tax Representations. The Shareholder has filed a consolidated federal income tax return including the Company and each of its domestic Subsidiaries for the taxable year immediately preceding the current taxable year, and the Shareholder is eligible to make an election under Section 338(h)(10) of the Code (and any comparable election under state, local or foreign income tax law) with respect to the Company and each of its domestic Subsidiaries.

                 4.       Tax and Benefits Matters.

                 (a) The Shareholder shall indemnify and hold harmless Acquiror, the Company and each Subsidiary of the Company (each, an "Indemnified Party) against any liability asserted against the Company or any Subsidiary of the Company on the basis of joint and several liability in connection with any employee benefit plan (within the meaning of section 3(3) of ERISA) or any other fringe benefit program or arrangement maintained by the





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Shareholder or any ERISA Affiliate of the Shareholder for employees or former employees of the Shareholder or any ERISA Affiliate of the Shareholder other than the Company or any Subsidiary of the Company, including any loss, cost, expense (including all legal and expert fees and expenses), damage (including damages to Persons, property or the environment), fines, penalties or claims. The Shareholder may elect to compromise or defend at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to the Acquiror) any claim asserted by a third party against an Indemnified Party for which the Shareholder, pursuant to this Section 4(a) is indemnifying such Indemnified Party. If the Shareholder elects to compromise or defend such a claim, it shall, within 10 days after receiving notice of such claim, notify the Indemnified Party of its intent to do so, and such Indemnified Party shall cooperate, at the expense of the Shareholder, in the compromise of, or defense against, such claim. If the Shareholder elects not to compromise or defend against such claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such claim, (i) such Indemnified Party may pay (without prejudice to any of its rights as against the Shareholder), compromise or defend such claim (until such defense is assumed by the Shareholder) and (ii) the costs and expenses of such Indemnified Party incurred in connection therewith shall be indemnifiable by the Shareholder pursuant to this Section 4(a). Notwithstanding the foregoing, neither the Shareholder nor any Indemnified Party may settle or compromise any claim (however, if the sole settlement relief payable to a third party in respect of such claim is monetary damages that are paid in full by the Shareholder, Shareholder may settle such claim without the consent of the Indemnified Party) over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld by such Indemnified Party. In any event, except as otherwise provided herein, the Shareholder and the Indemnified Party may each participate, at its own expense, in the defense of such claim.

                 (b)(i) The Shareholder and Acquiror shall jointly make timely and irrevocable elections under Section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state, local or foreign income tax laws for the Company and each domestic subsidiary of the Company specified by Acquiror in writing on or before the Closing Date (the "Elections"). The Shareholder, the Company and Acquiror shall report the transactions contemplated herein and in the Merger Agreement consistent with the Elections and shall take no position contrary thereto unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state, local or foreign tax provision).

                 (ii) To the extent possible, the Shareholder, the Company and Acquiror shall execute at the Closing any and all forms necessary to effectuate the Elections (including, without limitation, Internal Revenue Service Form 8023-A and any similar forms under applicable state, local and foreign income tax laws (the "Section 338 Forms")). In the event, however, any
Section 338 Forms are not executed at the Closing, the Shareholder, the Company and Acquiror shall prepare and complete each such Section 338 Form no later than 15 days prior to the date such Section 338 Form is required to be filed. The Shareholder, the Company and Acquiror shall each cause the Section 338 Forms to be duly executed by an authorized person for the





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Shareholder, the Company and Acquiror in each case, and shall duly and timely file the Section 338 Forms in accordance with applicable tax laws and the terms of this Agreement.

                 (iii) The Shareholder and Acquiror agree to use their best efforts to enter into an agreement (the "Allocation Agreement") as soon as practicable after the Closing Date to address the computation of the Modified Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) ("MADSP") of the asserts of the Company and the Subsidiaries of the Company for which an Election is made. Acquiror shall initially prepare a statement setting forth a proposed computation and allocation of MADSP (the "Computation") and submit it to the Shareholder no later than one hundred twenty days after the Closing Date. If, within thirty (30) days of the Shareholder's receipt of the Computation, the Shareholder shall not have objected in writing to such Computation, the Computation shall become the Allocation Agreement. If, sixty (60) days before the last date on which the
Section 338(h)(10) Forms must be filed, Acquiror and the Shareholder have not adopted an Allocation Agreement, any disputed aspects of the Allocation Agreement shall be resolved, before the last date on which the Section 338(h)(10) Forms may be filed, by a big six accounting firm mutually acceptable to Acquiror and the Shareholder (the "Neutral Auditors"). The decision of the Neutral Auditors shall be final, and the costs, expenses and fees of the Neutral Auditors shall be borne equally by Acquiror and the Shareholder. Acquiror and the Shareholder shall not take a position before any Taxing Authority or otherwise (including in any Return) inconsistent with the Allocation Agreement unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state, local or foreign law).

                 (c)      Except as otherwise required by law or permitted by
Section 4(b) hereof, Acquiror covenants that it will not cause or permit the Company, its Subsidiaries, Acquiror or any Affiliate of Acquiror (i) to take any action on the Closing Date, other than in the ordinary course of business or except as agreed in writing between the parties (including, but not limited to, the distribution of any dividend or the effectuation of any redemption) that could give rise to any Tax liability or loss of the Consolidated Group under this Agreement and the Merger Agreement, (ii) to make any election or deemed election under Section 338 of the Code with respect to the Merger or
(iii) to amend any Return, file a claim for refund, make or change any Tax election, change an annual Tax accounting period, adopt or change any method of Tax accounting, adjust any reserve, or make any other change with respect to any Tax position of the Company or any of its Subsidiaries that results or will result in any materially increased Tax liability to, or material reduction of any Tax Benefit of, the Consolidated Group, the Company or any Affiliate of the Company for any Pre-Closing Period.

                 (d)(i) Except as provided in this Section 4(d) or Section 4(e) hereof, liability for Consolidated Taxes and entitlement to any refund with respect to Consolidated Taxes shall be allocated to the Shareholder, and the Shareholder shall indemnify and hold harmless Acquiror, the Company and the Subsidiaries of the Company for such Consolidated Taxes (including,





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without limitation, all Consolidated Taxes attributable to the Elections or any of the transactions contemplated by this Agreement and the Merger Agreement).

                 (ii) Acquiror shall be liable for and shall indemnify and hold harmless the Shareholder for (i) the Taxes of the Company and each Subsidiary of the Company for any taxable year or period that begins after the Closing Date and (ii) all Taxes of the Company and each Subsidiary other than Consolidated Taxes ("Standalone Taxes").

                 (iii) In the event that any Taxing Authority makes any adjustment to the Tax liability of the Company or any Subsidiary of the Company for any Pre-Closing Period and such adjustment could reasonably be expected to produce a Tax Benefit to Acquiror, the Company or any Subsidiary of the Company for any Tax period beginning on or after the Cloning Date, Acquiror shall pay the Shareholder the reasonably anticipated net after-Tax value to Acquiror, the Company or any Subsidiary of the Company of such Tax Benefit, discounted at a rate of 7 percent per annum from the anticipated date of realization of such Tax Benefit to the date of payment, as the amount of the Tax Benefit is determined under this Section 4(d)(iii). Following the date of any such adjustment to the Tax liability of the Company or any Subsidiary of the Company, the Shareholder shall prepare a statement showing a proposed computation of the anticipated payment by Acquiror and shall submit it to Acquiror for review. If, within thirty (30) days of Acquiror's receipt of the statement, Acquiror shall not have objected to the computation, the computation shall become final and Acquiror shall pay the Shareholder the computed amount within fifteen (15) days of such date. If, within sixty (60) days of Acquiror's receipt of the statement, Acquiror and the Shareholder have not agreed on the correct payment due to the Shareholder hereunder, the dispute shall be submitted to the Neutral Auditors for resolution, and the Neutral Auditors shall resolve the dispute within thirty (30) days of submission. The decision of the Neutral Auditors shall be final, and the costs, expenses and fees of the Neutral Auditors shall be borne equally by Acquiror and the Shareholder. Acquiror shall pay the Shareholder the amount determined by the Neutral Auditors within fifteen (15) days of their determination. For purposes of this Section 4(d)(iii), the Shareholder, Acquiror, and, if necessary, the Neutral Auditors shall make reasonable assumptions regarding the existing and future business and operations of the Company and its Subsidiaries, the Tax positions of the Company, its Subsidiaries and Acquiror, probable Tax consequences under the Code, and other factors relevant to a reasonable and equitable determination of the anticipated value of any such Tax Benefit, taking into account any special circumstances known to the parties at the time of such determination.

                 (iv)     Any payment by the Shareholder or Acquiror under this
Section 4(d) will be an adjustment to the portion of the Merger Consideration allocable to the Shares that are held by the Shareholder immediately prior to the Effective Time.

                 (v) The Shareholder shall file or cause to be filed (including by causing the Company or the relevant Subsidiary to file) when due all Returns with respect to Consolidated





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Taxes that are required to be filed by or with respect to a member of the
Consolidated Group (including the Company and/or any Subsidiary of the Company for Pre-Closing Periods), and Acquiror shall file or cause to be filed when due all other Returns that are required to be filed by or with respect to the Company.

                 4(e)(i). Subject to Section 4(e)(ii) hereof, the Tax Sharing Agreements and any other Tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by the Shareholder or any member of the Consolidated Group and the Company or any Subsidiary of the Company shall be terminated as of the Closing Date for all periods, and all amounts then due from or to the Company or any Subsidiary of the Company under any such Tax Sharing Agreements or other tax sharing agreement or arrangement shall be paid on or prior to the Closing Date.

                 (ii) Notwithstanding Section 4(e)(i) hereof, as soon as practicable after the Closing Date (but in any event within seventy-five (75) days of such date), the Company shall prepare and deliver to the Shareholder accurate and complete separate income and franchise Tax Returns for any Tax period of the Company and its Subsidiaries for any Tax period of the Company or its Subsidiaries beginning January 1, 1997 and ending on the Closing Date, and payment shall be made within ten (10) days of such delivery to or by the Shareholder, as the case may be, of the difference, if any, between (i) the Separate Tax Liability of the ASFC Group (each as defined in the Tax Sharing Agreements) for such period and (ii) the sum of all amounts previously paid to the Shareholder by the Company for such period pursuant to the Tax Sharing Agreements.

                 (f) From and after the Closing Date, each of the Shareholder and Acquiror shall:

                 (i) assist in all reasonable respects (and cause their respective Affiliates to assist) the other party in preparing any Returns or reports which such other party is responsible for preparing and filing in accordance with Section 4(c);

                 (ii) cooperate in all reasonable respects in preparing for any audits of, or disputes with Taxing Authorities regarding, any Returns of the Company or any Subsidiary of the Company;

                 (iii) make available to the other and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of the Company and each Subsidiary of the Company (including with respect to any potential payments contemplated by Section 4(d)(iii) hereof);





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                 (iv)     provide timely notice to the other in writing of any
         pending or threatened Tax audits or assessments of the Company and each Subsidiary of the Company for taxable periods for which the other may have a liability under Section 4(d) hereof; and

                 (v) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any such taxable period.

                 (g)(i) The Shareholder shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Consolidated Taxes and shall have the exclusive right to settle or contest in its sole discretion any such audit, contest, claim, proceeding or inquiry without the consent of any other party; provided, however, that the Shareholder shall not, without the prior written consent of Acquiror which consent shall not be unreasonably withheld, file, or cause to be filed, any Return affecting the liability of the Company or its Subsidiaries with respect to Taxes for any period other than a Pre-Closing Period.

                 (ii) Acquiror shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Standalone Taxes or Taxes for any taxable year or period beginning after the Closing and shall have the exclusive right to settle or contest any such audit, contest, claim, proceeding, or inquiry without the consent of any other party.

                 (h) The provisions of this Section 4 shall survive the consummation of the Merger and shall not expire.

                 5. Further Assurances. From time to time, at the other party's request and without further consideration, the Shareholder and Acquiror shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement.

                 6. Stop Transfer. The Shareholder agreed with, and covenants to, Acquiror that it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                 7. Termination. Except as otherwise provided herein, the covenants and agreements contained in Sections 1, 3(f) and 6 hereof with respect to the Shares shall terminate (a) in the event the Merger Agreement is terminated in accordance with the terms of Article 12





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thereof, upon such termination, and (b) in the event the Merger is consummated, upon the Effective Time.

                 8.       Miscellaneous.

                 (a) Entire Agreement. This Agreement and constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                 (b) Assignment. Except for any assignment pursuant to a transfer permitted by Section 3(e)(i), this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

                 (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the relevant parties hereto.

                 (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or when sent by facsimile transmission (with receipt confirmed by an electronically generated written confirmation), addressed as follows (or to such other address as a party may designate by notice to the others):

If to the Shareholder:            Lincoln National Corporation
                                  200 East Berry Street
                                  Fort Wayne, Indiana 46802
                                  Facsimile:  (219) 455-5403
                                  Attention:  Jack D. Hunter, Esq.

If to Acquiror:                   SAFECO Corporation
                                  SAFECO Plaza
                                  Seattle, Washington 98185
                                  Facsimile:  (206) 545-5559
                                  Attention :  James W. Ruddy, Esq.

                 (e) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or





                                     - 85 -
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portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                 (f) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                 (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                 (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                 (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                 (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana, without giving effect to the principles of conflicts of law thereof.

                 (k) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

                 (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                 IN WITNESS WHEREOF, Acquiror and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.


                                        SAFECO CORPORATION



                                        By:   /s/  R.H. Eigsti
                                            ----------------------------------
                                            Name:  R.H. Eigsti
                                            Title: Chairman and Chief
                                                   Executive Officer


                                        LINCOLN NATIONAL CORPORATION



                                        By:   /s/  Barbara S. Kowalczyk
                                            ----------------------------------
                                            Name:  Barbara S. Kowalczyk
                                            Title: Senior Vice President



AGREED TO AND ACKNOWLEDGED
(with respect to Sections 3 and 6):


AMERICAN STATES FINANCIAL CORPORATION

By:   /s/  Robert A. Anker
    -------------------------------------------
    Name:  Robert A. Anker
    Title: Chief Executive Officer





                                     - 87 -